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Exhibit 5.1

June 26, 2025

Dogwood Therapeutics, Inc. 44 Milton Avenue Alpharetta, GA 30009
Re:	Exhibit 5.1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Dogwood Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company of up to 108,612 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”). The Shares subject to the Registration Statement are reserved for issuance pursuant to future awards under the Dogwood Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated Plan”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Amended and Restated Plan that would expand, modify or otherwise affect the terms of the Amended and Restated Plan or the respective rights or obligations of the participants thereunder.  Finally, we have assumed the accuracy of all other information provided

Duane Morris LLP
30 South 17th Street Philadelphia, PA 19103-4196	Phone: +1 215 979 1000 Fax: +1 215 979 1020

June 26, 2025

to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares when issued and sold in accordance with the terms set forth in the Amended and Restated Plan, the applicable award agreement and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP